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                                  EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use in the Linkwell Corporation and Subsidiary (formerly Linkwell Tech Group, Inc.) registration statement on Form SB-2 of our report dated July 5, 2005 on the consolidated financial statements of Linkwell Corporation (formerly Linkwell Tech Group, Inc.) as of and for the years ended December 31, 2004 and 2003 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/SHERB & CO, LLP
Boca Raton, Florida
February 7, 2006